Exhibit 10.1

PROMISSORY NOTE PURCHASE AGREEMENT

THIS PROMISSORY NOTE PURCHASE AGREEMENT (this “Agreement”) is entered into as of August 2, 2021 (the “Execution Date”), by and between Nevly Holdings Corp., a Delaware corporation (the “Company”) and Bridgeway National Corp., a Delaware corporation (the “Purchaser”).

RECITALS

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Purchaser desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) 9% convertible promissory notes of the Company, in the form attached hereto as Exhibit A, in an aggregate principal amount of up to US$500,000.00 (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Notes”, and each, a “Note”), convertible into shares (the “Conversion Shares”) of Common Stock pursuant to the terms of the Notes.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser hereby agree as follows:

Article I
CERTAIN DEFINITIONS

Section 1.1 RECITALS. The parties acknowledge and agree that the recitals set forth above are true and correct and are hereby incorporated in and made a part of this Agreement.

Section 1.2 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Agreement” shall have the meaning specified in the preamble hereof.

“Closing” shall have the meaning specified in Section 2.3.

“Closing Date” shall have the meaning specified in Section 2.3

“Common Stock” shall mean the Company’s common stock, $0.01 par value per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

“Company” shall have the meaning specified in the preamble to this Agreement.

“Confidential Information” means any information disclosed by any party to this Agreement to the another party to this Agreement, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, formulae, business information, trade secrets, technology, strategies, prototypes, samples, plant and equipment), whether or not designated as “Confidential,” “Proprietary” or some similar designation. Confidential Information may also include information disclosed by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and reasonable assistance in obtaining an order protecting the information from public disclosure.

“Damages” shall mean any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation).

“Environmental Laws” shall have the meaning set forth in Section 4.12.

“Execution Date” shall have the meaning set forth in the preamble to this Agreement.

“Indemnified Party” shall have the meaning specified in Section 7.2.

“Indemnifying Party” shall have the meaning specified in Section 7.2.

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or any other restriction.

“Material Adverse Effect” shall mean any effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company and/or any condition, circumstance, or situation that prohibit or otherwise materially interfere with the ability of the Company to enter into and/or perform its obligations under any Transaction Document.

“Note” shall have the meaning set forth in the Recitals.

“Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Purchaser” shall have the meaning specified in the preamble to this Agreement.

“Regulation D” shall mean Regulation D promulgated under the Securities Act.

“Securities” shall mean the Notes and Conversion Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Transaction Documents” shall mean this Agreement and the Note and all schedules and exhibits hereto and thereto.

Article II
PURCHASE AND SALE OF NOTE

Section 2.1 Purchase of Note. On the Closing Date, the Company shall issue and sell to the Purchasers and the Purchasers agree to purchase from the Company the Notes.

Section 2.2 Form of Payment. On the Closing Date, under the terms of the Notes, the Purchaser shall fund the payment for the Notes in tranches with the first tranche due within ten (10) business days of the Issue Date (the “Initial Tranche Funding Date”) and in an amount equal to $200,000 (the “Initial Tranche Amount”) and each successive tranche (each a “Tranche Funding Date”) shall be funded by the Purchaser within five (5) business days of receiving written request from the Corporation provided that each subsequent request shall be in an amount equal to or greater than $100,000, in accordance with the Company’s written wiring instructions against delivery of the Notes, subject to Section 8.7.

Section 2.3 Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Article VI below, the “Closing Date” shall be 5:00 P.M., Eastern Standard Time on or about the Execution Date, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

Article III
REPRESENTATIONS AND WARRANTIES OF PURCHASERS

The Purchaser represents and warrants to the Company that:

Section 3.1 NO LEGAL ADVICE FROM THE COMPANY. The Purchaser acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. Except with respect to the representations, warranties and covenants contained in this Agreement, the Purchaser is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

Section 3.2 AUTHORITY. The Purchaser has the requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action and no further consent or authorization of the Purchaser is required. This Agreement constitutes the valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 3.3 ORGANIZATION AND STANDING. The Purchaser is a duly formed entity or series thereof, validly existing and in good standing under the laws of the jurisdiction of its formation with full right and authority to enter into and to consummate the transactions contemplated by this Agreement and the Notes.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser that, except as set forth in the disclosure schedules hereto, as of the Execution Date and at the Closing Date:

Section 4.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 4.2 AUTHORITY/ISSUANCE. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents. The execution and delivery of this Agreement and the Securities by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of this Agreement and each Note has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. The Conversion Shares are duly authorized and fully reserved for issuance and, upon conversion of each Note, in accordance with its terms, will be validly issued, fully paid and non-assessable, and free from all taxes, Liens, claims and encumbrances with respect to the issue thereof, with the Purchaser being entitled to all rights accorded to a holder of Common Stock.

Section 4.3 NO CONFLICTS. The execution, delivery and performance of this Agreement and the Note by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation of the Company’s certificate of incorporation, by-laws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any “lock-up” or similar provision of any agreement to which the Company is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect), nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Note.

Section 4.4 NO MATERIAL ADVERSE CHANGE. No event has occurred that would have a Material Adverse Effect on the Company.

Section 4.5 LITIGATION AND OTHER PROCEEDINGS. Except as set forth on Schedule 4.7, (i) there are no actions, suits, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties, (ii) nor has the Company received any written or oral notice of any such action, suit, proceeding, inquiry or investigation, which would have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect.

Section 4.6 REGISTRATION RIGHTS. Except as set forth on Schedule 4.8, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

Section 4.7 PURCHASER’S STATUS. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchaser’s purchase of the Note. The Company further represents to the Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

Section 4.8 NO GENERAL SOLICITATION; NO INTEGRATED OFFERING. The Company is not nor are any of its respective affiliates, nor any Person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Note. Neither the Company, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Note and/or Conversion Shares to the Purchaser. The issuance of the Note and/or Conversion Shares to the Purchaser will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

Section 4.9 INTELLECTUAL PROPERTY RIGHTS. The Company owns or possesses adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct its business as now conducted. The Company’s material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have not expired or been terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Material Adverse Effect.

Section 4.10 ENVIRONMENTAL LAWS. To the Company’s knowledge, the Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.11 TITLE. The Company has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company is held under valid, subsisting and enforceable leases with which the Company is in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

Section 4.12 INSURANCE. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company, taken as a whole.

Section 4.13 REGULATORY PERMITS. The Company possesses all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its businesses, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

Section 4.14 TAX STATUS. The Company has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

Section 4.15 FOREIGN CORRUPT PRACTICES. The Company does not have any knowledge that the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

Section 4.16 CERTAIN FEES. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4.20 that may be due in connection with the transactions contemplated by the Transaction Documents.

Section 4.17 MONEY LAUNDERING. The Company is in compliance with, and has not previously violated, the USA PATRIOT ACT of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

Section 4.18 ILLEGAL OR UNAUTHORIZED PAYMENTS; POLITICAL CONTRIBUTIONS. The Company has not, nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any other business entity or enterprise with which the Company is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company.

Section 4.19 ABSENCE OF SCHEDULES. In the event that, at the Closing, the Company does not deliver any disclosure schedule contemplated by this Agreement, the Company hereby acknowledges and agrees that (i) each such undelivered disclosure schedule shall be deemed to read as follows: “Nothing to Disclose”, and (ii) no Purchaser has otherwise waived delivery of such disclosure schedule.

Article V
COVENANTS OF THE COMPANY

Section 5.1 TAXES. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of each Note.

Section 5.2 Use of Proceeds. The Company shall use the proceeds from the sale of the Notes for working capital and other general corporate purposes and shall not, directly or indirectly, use such proceeds for any loan or advances to, or investment in, or the repayment of any debts to, any of its officers, directors or affiliates or any other corporation, partnership, enterprise or other Person.

Article VI
CONDITIONS TO CLOSING

Section 6.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF COMPANY TO SELL THE NOTES. The obligation of the Company hereunder to sell the Notes is subject to the satisfaction of each of the following conditions:

(a)       ACCURACY OF PURCHASERS’ REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the Execution Date and as of the date of the Closing as though made at each such time.

(b)       PERFORMANCE BY PURCHASERS. The Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing.

Section 6.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF PURCHASERS TO PURCHASE THE NOTES. The obligation of the Purchaser hereunder to purchase the Notes is subject to the satisfaction of each of the following conditions:

(a)       ACCURACY OF THE COMPANY’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Execution Date and as of the Closing Date.

(b)       PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company.

(c)       NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Transaction Documents, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Transaction Documents.

(d)       NO VIOLATION. No litigation, statute, regulation, order, guidance, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, local or foreign court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(e)       GOOD STANDING. The Company shall have delivered to the Purchaser a certificate of good standing issued by the State of Delaware, dated within 5 days prior to the Execution Date.

(f)       BOARD APPROVAL. The Company shall deliver executed copies of its board consent authorizing the transactions contemplated by this Agreement and approving the Transaction Documents.

(g)       DELIVERY OF NOTES. The Company shall have delivered to the Purchaser its duly executed Note.

Article VII
NOTICES; INDEMNIFICATION

Section 7.1 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, facsimile, or e-mail as a PDF, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by e-mail at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

The addresses for such communications shall be:

If to the Company:

Nevly Holdings Corp.

2253 Valdina Street, Suite 175

Dallas, Texas 75207
Attention: Chief Financial Officer

If to the Purchaser:

Bridgeway National Corp.

1015 15th Street NW, Suite 1030

Washington DC 20005

Email: eric.blue@bridgewaynational.com

Phone: 202-827-3838

Attention: Eric Blue, CEO & Chief Investment Officer

Any party hereto may from time to time change its address or e-mail for notices under this Section 7.1 by giving at least ten (10) days’ prior written notice of such changed address to the other parties hereto.

Section 7.2 INDEMNIFICATION. Each party hereto (an “Indemnifying Party”) agrees to indemnify and hold harmless each other party along with its officers, directors, employees, and authorized agents (an “Indemnified Party”) from and against any Damages, joint or several, and any action in respect thereof to which the Indemnified Party becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Indemnifying Party contained in this Agreement.

Article VIII
MISCELLANEOUS

Section 8.1 GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to any principles of conflicts of law.

Section 8.2 Jurisdiction. Each party agrees that all legal actions, suits, proceedings and claims concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company elsewhere in this Agreement, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 8.3 JURY TRIAL WAIVER. THE COMPANY AND THE PURCHASER HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES HERETO AGAINST ANY OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTION DOCUMENTS.

Section 8.4 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective assignees or successors. Neither this Agreement nor any rights of the Company hereunder may be assigned by the Company to any other Person. This Agreement and any rights of the Purchaser hereunder may be assigned by the Purchaser to any assignee of such Purchaser’s Note.

Section 8.5 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company and the Purchaser and their respective assignees or successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 8.6 ENTIRE AGREEMENT. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the Company and the Purchaser with respect to the matters covered herein and therein and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 8.7 FEES AND EXPENSES. Except as expressly set forth in the Transaction Documents or any other writing to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp taxes and other taxes and duties levied in connection with the delivery of the Note to the Purchaser.

Section 8.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement may be delivered to the other parties hereto by e-mail of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

Section 8.9 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 8.10 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 8.11 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 8.12 EQUITABLE RELIEF. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchasers. The Company therefore agrees that the Purchaser shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 8.13 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

Section 8.14 AMENDMENTS; WAIVERS. No provision of this Agreement may be amended other than by a written instrument signed by all parties hereto, and no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 8.15 PUBLICITY. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement, other than as required by law, without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser without the prior written consent of the Purchaser, except to the extent required by law.

** Signature Page Follows **

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the Execution Date.

COMPANY:

NEVLY HOLDINGS CORP.

By:
Name:	Daniel Ghebrihiwet
Title:	Authorized Signatory

THE PURCHASER:

BRIDGEWAY NATIONAL CORP.

By:
Name:	Eric Blue
Title:	CEO & Chief Investment Officer

** Signature Page to Promissory Note Purchase Agreement **

EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOTE